LIST OF SUBSIDIARIES
EXHIBIT 21
LivaNova PLC and Subsidiaries
As of December 31, 2015

Company	Jurisdiction of Formation

LivaNova Plc	United Kingdom
LivaNova Plc (Italian Branch)	Italy
Alcard Indústria Mecânica Ltda	Brazil
Caisson Interventional LLC	USA
California Medical Laboratories (CalMed) Inc.	USA
Cardiosolutions Inc.	USA
Cellplex PTY LTD	Australia
Cyberonics Europe BV / BA	Belgium
Cyberonics France SARL	France
Cyberonics Holdings LLC	USA
Cyberonics Inc.	USA
Cyberonics Latam SRL	Costa Rica
Cyberonics Netherlands CV	Netherlands
Cyberonics Spain SL	Spain
Enopace Biomedical Ltd	Israel
Highlife SAS	France
Imthera Medical, Inc	USA
La Bouscare S.C.I.	France
LivaNova Canada Corp	Canada
Livn Irishco 2 UC	Ireland
Livn Irishco Unlimited Company	Ireland
Livn Luxco Sarl	Luxembourg
Livn Luxco 2 Sarl	Luxembourg
Livn UK Holdco Limited	United Kingdom
Livn UK Limited 2 Co	United Kingdom
Livn UK Limited 3 Co	United Kingdom
Livn US Holco, Inc.	USA
Livn US Lp	USA
Livn US 1, LLC	USA
Livn US 3Llc	USA
LMTB – Laser – und Medizin – Technologie Gmbh	Germany
MD Start I KG	Germany
MD Start SA	Swisse
MicroPort Sorin CRM (Shanghai) Co. Ltd	China
Reced Indústria Mecânica Ltda	Brazil
Respicardia, Inc	USA
Sobedia Energia	Italy
Sorin CP Holding S.r.l.	Italy

Sorin CRM Holding SAS	France
Sorin CRM SAS	France
Sorin CRM USA	USA
LivaNova Portugal Lda.	Portugal
Sorin Group Asia Pte Ltd	Asia
Sorin Group Australia PTY Limited	Australia
Sorin Group Austria GmbH	Austria
Sorin Group Belgium SA	Belgium
Sorin Group Colombia Sas	Colombia
Sorin Group Czech Republic	Czech Republic
Sorin Group Deutschland GmbH	Germany
Sorin Group DR, S.r.l.	Dominican Republic
Sorin Group Espana S.L.	Spain
LivaNova Finland OY	Finland
Sorin Group France SAS	France
Sorin Group India Private Limited	India
Sorin Group International SA	Swisse
Sorin Group Italia S.r.l.	Italy
Sorin Group Japan K.K	Japan
LivaNova Nederland NV	Netherlands
LivaNova Norway AS	Norway
Sorin Group Polska Sp. Z.o.o.	Poland
Sorin Group Rus LLC	Russia
LivaNova Scandinavia AB	Scandinavia
LivaNova UK Limited	United Kingdom
Sorin Group USA Inc.	USA
Sorin Medical Devices (Suzhou) Co. Ltd	China
Sorin Medical (Shanghai) Co. Ltd	China
Sorin Site Management S.r.l.	Italy